UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                   Termination of a Material Definitive Agreement.

Effective April 1, 2016, the Employment Agreement dated October 20, 2014, by and among Mattress Firm Holding Corp., a Delaware corporation (the “Company”), Mattress Firm, Inc., a wholly-owned subsidiary of the Company, and Mr. Robert D. Killgore was terminated.  Mr. Killgore had joined the Company as its co-chief operating officer on October 20, 2014 in connection the Company’s acquisition of the equity interests in The Sleep Train, Inc., a California corporation.  He became chief operating officer in September 2015 and held that position through April 1, 2016.  Effective April 1, 2016, the Company and Mr. Killgore mutually decided to terminate his employment with the Company, in accordance with the terms of a separation and release agreement. The separation and release agreement is attached as Exhibit 10.1.  Ms. Karrie Forbes, chief business officer of the Company, has assumed Mr. Killgore’s duties and responsibilities, effective April 1, 2016.

Pursuant to the separation and release agreement, Mr. Killgore will receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which he participated on April 1, 2016, (b) any bonus relating to fiscal year 2015 for which he is eligible, (c) eighteen months’ salary continuation and (d) eighteen months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).  Additionally, a portion of Mr. Killgore’s unvested equity awards have been accelerated to vest in full.  The remainder of his unvested equity awards has been forfeited.  Mr. Killgore has agreed to non-competition and non-solicitation obligations for eighteen months following employment termination.

The foregoing description of the separation and release agreement is qualified in its entirety by reference to the full text of the separation and release agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2016, the Employment Agreement dated October 20, 2014, by and among Mattress Firm Holding Corp., a Delaware corporation (the “Company”), Mattress Firm, Inc., a wholly-owned subsidiary of the Company, and Mr. Robert D. Killgore was terminated.  Mr. Killgore had joined the Company as its co-chief operating officer on October 20, 2014 in connection the Company’s acquisition of the equity interests in The Sleep Train, Inc., a California corporation.  He became chief operating officer in September 2015 and held that position through April 1, 2016.  Effective April 1, 2016, the Company and Mr. Killgore mutually decided to terminate his employment with the Company, in accordance with the terms of a separation and release agreement. The separation and release agreement is attached as Exhibit 10.1.  Ms. Karrie Forbes, chief business officer of the Company, has assumed Mr. Killgore’s duties and responsibilities, effective April 1, 2016.

Item 9.01                   Financial Statements and Exhibits.

(d)     Exhibits

10.1              Confidential Separation Agreement and General Release dated April 1, 2016, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Robert D. Killgore.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: April 4, 2016	By:	/s/ Alex Weiss
Alex Weiss
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Confidential Separation Agreement and General Release dated April 1, 2016, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Robert D. Killgore.